Exhibit 1
Recent developments update dated January 19, 2010
     The information included in this section supplements the information about the Republic of Italy that is contained in Exhibit D to the Republic’s annual report on Form 18-K, for the fiscal year ended December 31, 2008. To the extent that the information included in this section differs from the information set forth in the annual report, you should rely on the information in this section.
The Italian Economy
     Italy’s seasonally adjusted average unemployment rate increased to 7.8 per cent in the third quarter of 2009, from 7.5 per cent recorded during the second quarter of 2009. Consumer prices, as measured by the harmonized EU consumer price index, increased at an annual rate of 1.1 per cent during the twelve months ended December 31, 2009, compared to a 2.4 per cent increase during the twelve months ended December 31, 2008.
Public Debt — Total Treasury Issues
     The following table shows the total of debt securities issued by the Treasury and outstanding as of the dates indicated. Total Treasury issues differ from Italy’s total public debt as the former do not include liabilities to holders of postal savings accounts, debt incurred by Ferrovie dello Stato S.p.A., ANAS (Azienda Nazionale per le Strade) and Infrastrutture S.p.A. (ISPA) and debt incurred by other state sector entities and other general government entities, other general government entities and other liabilities reclassified as general Government debt pursuant to Eurostat rulings.

December 31, 2009
(millions of euro)
Short term bonds (BOT)	140,095.64
Medium and long term bonds (initially issued in Italy)	1,236,445.95
External bonds (initially issued outside Italy)(1)	69,591.88

Total Treasury issues	1,446,133.46

(1)	Italy often enters into currency swap agreements in the ordinary course of the management of its debt. The total amount of external bonds shown above takes into account the effect of these arrangements and is not directly comparable to the total amounts of external bonds indicated in the table “External Bonds of the Treasury as of December 31, 2009” below, which do not take into account the effect of currency swaps.
Source: Ministry of Economy and Finance
     The following table shows the external bonds of the Treasury issued and outstanding as of December 31, 2009.

External Bonds of the Treasury as of December 31, 2009

					Original	Principal
		Initial Public			Principal	Amount	Equivalent
Title	Interest Rate (%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro
United States Dollar(1)
$3,500,000,000	6.875%	98.725%	September 27, 1993	September 27, 2023	3,500,000,000	3,500,000,000	2,429,543,246
$1,500,000,000	6.025%-6.88%	100.00%	March 5, 1996	Mar 5, 2004/12	1,500,000,000	1,500,000,000	1,041,232,820
$750,000,000	5.81%-6,70%	100.00%	March 5, 1996	Mar 5, 2002/10	750,000,000	750,000,000	520,616,410
$1,500,000,000	5.97% -6.25%	100.00%	December 20, 1996	Dec 20, 2004/12	1,500,000,000	1,500,000,000	1,041,232,820
$2,000,000,000	6.00%	99.274%	February 22, 2001	February 22, 2011	2,000,000,000	2,000,000,000	1,388,310,426
$2,000,000,000	5.625%	99.893%	March 1, 2002	June 15, 2012	2,000,000,000	2,000,000,000	1,388,310,426
$1,000,000,000	5.625%	99.392%	May 8, 2002	June 15, 2012	1,000,000,000	1,000,000,000	694,155,213
$2,000,000,000	5.375%	98.436%	February 27, 2003	June 15, 2033	2,000,000,000	2,000,000,000	1,388,310,426
$2,000,000,000	4.375%	99.694%	February 27, 2003	June 15, 2013	2,000,000,000	2,000,000,000	1,388,310,426
$100,000,000	4.17%	100.00%	November 14, 2003	November 15, 2010	100,000,000	100,000,000	69,415,521
$100,000,000	4.06%	100.00%	December 9, 2003	December 9, 2010	100,000,000	100,000,000	69,415,521
$4,000,000,000	4.50%	99.411%	January 21, 2005	January 21, 2015	4,000,000,000	4,000,000,000	2,776,620,852
$2,000,000,000	4.75%	99.34%	January 25, 2006	January 25, 2016	2,000,000,000	2,000,000,000	1,388,310,426
$3,000,000,000	5.25%	99.85%	September 20, 2006	September 20, 2016	3,000,000,000	3,000,000,000	2,082,465,639
$2,000,000,000	5.375%	99.37%	June 12, 2007	June 12, 2017	2,000,000,000	2,000,000,000	1,388,310,426
$2,500,000,000	3.500%	99.69%	June 4, 2008	July 15, 2011	2,500,000,000	2,500,000,000	1,735,388,033
$2,500,000,000	2.130%	99.853%	October 5, 2009	October 5, 2012	2,500,000,000	2,500,000,000	1,735,388,033

						32,450,000,000	22,525,336,665
Euro(2)
€2,500,000,000	9.25%	98.160%	March 7, 1991	March 7, 2011	2,500,000,000	2,500,000,000	2,500,000,000
€1,022,583,762	3 mth libor+ 0.0625%	99.89%	December 11, 1995	December 20, 2002/10	1,022,583,762	1,022,583,762	1,022,583,762
€567,225,000	6.13%	100.790%	May 29, 1997	May 29, 2012	567,225,000	567,225,000	567,225,000
€60,000,000	3 mth libor - 16 b.p.	99.610%	October 8, 1998	October 8, 2018	60,000,000	60,000,000	60,000,000
€300,000,000	Index linked	101.425%	October 15, 1998	October 15, 2018	300,000,000	300,000,000	300,000,000
€1,000,000,000	4.000%	99.95%	May 6, 1999	May 6, 2019	1,000,000,000	1,000,000,000	1,000,000,000
€1,000,000,000	frn 30Y	101.60%	June 28, 1999	June 28, 2029	1,000,000,000	905,000,000	905,000,000
€1,000,000,000	t.swap 30 - 0.91%	100.75%	August 30, 1999	August 30, 2019	1,000,000,000	1,000,000,000	1,000,000,000
€150,000,000	Zero Coupon	100.00%	February 20, 2001	February 20, 2031	150,000,000	150,000,000	150,000,000
€3,000,000,000	5.75%	100.04%	July 25, 2001	July 25, 2016	3,000,000,000	3,000,000,000	3,000,000,000
€400,000,000	3 mth libor - 0.06%	100.00%	January 22, 2002	January 22, 2012	400,000,000	400,000,000	400,000,000
€150,000,000	84.5% cms 10Y	100.00%	April 26, 2004	April 26, 2019	150,000,000	150,000,000	150,000,000
€300,000,000	12 mth eubor + 0.10%	100.00%	May 31, 2005	May 31, 2035	300,000,000	300,000,000	300,000,000
€720,000,000	3.546% until 2009	100.00%	June 2, 2005	June 2, 2029	720,000,000	720,000,000	720,000,000
€395,000,000	3.523% until 2010	100.00%	June 2, 2005	June 2, 2030	395,000,000	395,000,000	395,000,000
€200,000,000	85% * 10y Eurswap	100.00%	June 8, 2005	June 8, 2020	200,000,000	200,000,000	200,000,000
€2,500,000,000	85% * 10y swap rate	100.00%	June 15, 2005	June 15, 2020	2,500,000,000	2,500,000,000	2,500,000,000
€300,000,000	85.5% * 10y swap rate 6 mth Eubor + 1.5%	100.00%	June 28, 2005	June 28, 2021	300,000,000	300,000,000	300,000,000
€200,000,000	(max 10x(cms10-cms2)	100.00%	November 9, 2005	November 9, 2025	200,000,000	200,000,000	200,000,000
€900,000,000	6 mth Eubor + 0.04%	99.38357%	March 17, 2006	March 17, 2021	900,000,000	900,000,000	900,000,000
€1,000,000,000	6 mth Eubor + 0.60%	99.85%	March 22, 2006	March 22, 2018	1,000,000,000	1,000,000,000	1,000,000,000
€192,000,000	Zero Coupon	100.00%	March 28, 2006	March 28, 2036	192,000,000	192,000,000	192,000,000
€300,000,000	6 mth Eubor + 0.075%	100.00%	March 30, 2006	March 30, 2026	300,000,000	300,000,000	300,000,000
€215,000,000	5.07%/ 10y cms 1.85% linked to EU	100.00%	May 11, 2006	May 11, 2026	215,000,000	215,000,000	215,000,000
€1,000,000,000	inflation index 2.00% linked to EU	99.796065%	January 5, 2007	September 15, 2057	1,000,000,000	1,050,000,000	1,050,000,000
€250,000,000	inflation index	99.02385%	March 30, 2007	September 15, 2062	250,000,000	262,000,000	262,000,000
€160,000,000	4.49% 2.20% linked to EU	99.86%	April 5, 2007	April 5, 2027	160,000,000	160,000,000	160,000,000
€500,000,000	inflation index	98.862525%	January 23, 2008	September 15, 2058	500,000,000	516,000,000	516,000,000
€258,000,000	5.26%	99.79%	March 16, 2009	March 16, 2026	258,000,000	258,000,000	258,000,000
€300,000,000	3.00%	99.733%	May 29, 2009	November 29, 2013	300,000,000	300,000,000	300,000,000

						20,822,808,762	20,822,808,762
Swiss Franc(3)
ChF 1,500,000,000	3.125%	99.825%	January 15,1999	July 15, 2010	1,500,000,000	1,500,000,000	1,011,054,193
ChF 1,000,000,000	2.75%	100.625%	July 1, 2004	July 1, 2011	1,000,000,000	1,000,000,000	674,036,128
ChF 2,000,000,000	2.50%	100.09%	February 2, 2005	March 2, 2015	2,000,000,000	2,000,000,000	1,348,072,257
ChF 1,000,000,000	2.50%	99.336%	January 30, 2006	January 30, 2018	1,000,000,000	1,000,000,000	674,036,128

						5,500,000,000	3,707,198,706
Pound Sterling(4)
£400,000,000	10.50%	100.875%	April 28, 1989	April 30, 2014	400,000,000	400,000,000	450,399,730
£1,500,000,000	6.00%	98.565%	August 4, 1998	August 4, 2028	1,500,000,000	1,500,000,000	1,688,998,987
£250,000,000	5.25%	99.476%	July 29, 2004	December 7, 2034	250,000,000	250,000,000	281,499,831

						2,150,000,000	2,420,898,547
Norwegian Kroner(5)
NOK 2,000,000,000	6.15%	100.00%	September 25, 2002	September 25, 2012	2,000,000,000	2,000,000,000	240,963,855
NOK 2,000,000,000	4.34%	100.00%	June 23, 2003	June 23, 2015	2,000,000,000	2,000,000,000	240,963,855

						4,000,000,000	481,927,711
Japanese Yen(6)
¥125,000,000,000	5.50%	100.00%	December 15, 1994	December 15, 2014	125,000,000,000	125,000,000,000	938,720,336
¥125,000,000,000	4.50%	100.00%	June 8, 1995	June 8, 2015	125,000,000,000	125,000,000,000	938,720,336
¥100,000,000,000	3.70%	100.00%	November 14, 1996	November 14, 2016	100,000,000,000	100,000,000,000	750,976,269
¥100,000,000,000	3.450%	99.80%	March 24, 1997	March 24, 2017	100,000,000,000	100,000,000,000	750,976,269
¥100,000,000,000	1.80%	99.882%	February 23, 2000	February 23, 2010	100,000,000,000	100,000,000,000	750,976,269
¥25,000,000,000	2.87%	100.00%	May 18, 2006	May 18, 2036	25,000,000,000	25,000,000,000	187,744,067
¥50,000,000,000	3 month JPY libor + 12 b.p.	100.00%	April 24, 2008	April 24, 2018	50,000,000,000	50,000,000,000	375,488,135
¥30,000,000,000	3 month JPY libor + 40 b.p.	100.00%	July 8, 2009	July 8, 2019	30,000,000,000	30,000,000,000	225,292,881
¥30,000,000,000	3 month JPY libor + 37 b.p.	100.00%	September 18, 2009	September 18, 2019	30,000,000,000	30,000,000,000	225,292,881

						685,000,000,000	5,144,187,444
Czech Koruna(7)
CZK2,490,000,000	4.36%	100.00%	October 3, 2007	October 3, 2017	2,490,000,000	2,490,000,000	94,058,097

6

					Original	Principal
		Initial Public			Principal	Amount	Equivalent
Title	Interest Rate (%)	Offering Price	Date of Issue	Maturity Date	Amount	Outstanding	in euro
CZK2,490,000,000	4.40%	100.00%	October 3, 2007	October 3, 2019	2,490,000,000	2,490,000,000	94,058,097
CZK2,490,000,000	4.41%	100.00%	October 3, 2007	October 3, 2019	2,490,000,000	2,490,000,000	94,058,097

						7,470,000,000	282,174,291

TOTAL OUTSTANDING							55,384,532,126 (8)

(1)	U.S. dollar amounts have been converted into euro at $1.4406/€1.00, the exchange rate prevailing at December 31, 2009.

(2)	External debt denominated in currencies of countries that have adopted the euro have been converted into euro at the fixed rate at which those currencies were converted into euro upon their issuing countries becoming members of the European Monetary Union.

(3)	Swiss Franc amounts have been converted into euro at ChF1.4836/€1.00, the exchange rate prevailing at December 31, 2009.

(4)	Pounds Sterling amounts have been converted into euro at £0.8881/€1.00, the exchange rate prevailing at December 31, 2009.

(5)	Norwegian Kroner amounts have been converted into euro at NOK8.300/€1.00, the exchange rate prevailing at December 31, 2009.

(6)	Japanese Yen amounts have been converted into euro at ¥133.16/€1.00, the exchange rate prevailing at December 31, 2009.

(7)	Czech Koruna amounts have been converted into euro at CZK26.473/€1.00, the exchange rate prevailing at December 31, 2009.

(8)	The amount of external bonds shown above does not take into account the effect of currency swaps that Italy often enters into in the ordinary course of the management of its debt. The following table summarizes the effects on the Treasury’s external bonds after giving effect to currency swaps.

	As of December 31, 2009
Currency	Before Swap	After Swap
US Dollars	40.67%	2.24%
Euro	37.60%	97.76%
Swiss Francs	6.69%	–
Pounds Sterling	4.37%	–
Norwegian Kroner	0.87%	–
Japanese Yen	9.29%	–
Czech Koruna	0.51%	–

Total External Bonds (in millions of Euro)	55,384.5	69,591.88

Source: Ministry of Economy and Finance.